Exhibit 99.1

European Wax Center, Inc. Reports First Quarter Fiscal Year 2024 Results

Reiterates fiscal 2024 outlook

Announces $50 million share repurchase program

First Quarter Fiscal 2024 versus 2023

•
Net new centers increased 7.5% to 1,051 total centers in 45 states
•
System-wide sales of $221.4 million increased 1.3%
•
Total revenue of $51.9 million increased 4.0%
•
Same-store sales decreased 1.2%
•
GAAP net income of $3.7 million and Adjusted net income of $4.8 million
•
Adjusted EBITDA of $17.5 million increased 7.4%

Plano, TX, May 15, 2024 - Today, European Wax Center, Inc. (NASDAQ: EWCZ), the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States, reports financial results for the 13 weeks ended April 6, 2024.

David Willis, Chief Executive Officer of European Wax Center, Inc. stated, “We began 2024 with stable frequency and spend among our existing guests which led to positive system-wide sales and revenue growth in the first quarter and underpins our predictable, recurring business model. Further, continued franchisee demand drove new center growth in-line with our expectations. We’re pleased that our development pipeline remains robust and supported by our well-capitalized and committed franchisees.”

Mr. Willis continued, “We are making progress on our focused initiatives to drive average ticket and frequency from existing guests and attract new guests to the brand. Early data points give us confidence that these initiatives will drive our performance as we move through the year. As a result, we are reiterating our full-year guidance today. We believe that these efforts, along with continued engagement from our guests and franchise partners, position European Wax Center to generate meaningful top- and bottom-line growth over the long-term.”

Mr. Willis concluded, “We are also pleased to announce that our Board of Directors has approved a $50 million share repurchase program. As our asset-light business model continued to generate meaningful free cash flow, we believe that this authorization supports our capital allocation strategy focused on delivering long-term shareholder value.”

Results for the First Quarter of Fiscal 2024 versus Fiscal 2023

•
Franchisees opened seven net new centers, and we ended the quarter with 1,051 centers, representing a 7.5% increase versus 978 centers in the prior year period.
•
System-wide sales of $221.4 million increased 1.3% from $218.4 million in the prior year period, primarily driven by net new centers opened over the past twelve months.
•
Total revenue of $51.9 million increased 4.0% from $49.9 million in the prior year period.
•
Same-store sales decreased 1.2%.
•
Selling, general and administrative expenses (“SG&A”) of $13.5 million decreased 22.0% from $17.3 million in the prior year period. SG&A as a percent of total revenue decreased 860 basis points to 26.0% from 34.6%, primarily due to the nonrecurrence of share-based compensation expense related to the modification of certain pre-IPO equity awards in the prior year period.
•
Interest expense of $6.3 million decreased from $6.9 million in the prior year period, primarily due to an increase in interest income from the Company’s short-term investments.

Exhibit 99.1

•
Income tax expense was $1.2 million compared to an income tax benefit of $0.5 million in the prior year period.
•
Net income of $3.7 million increased from a net loss of $1.1 million in the prior year period. Adjusted net income of $4.8 million increased 41.3% from $3.4 million in the prior year period.
•
Adjusted EBITDA of $17.5 million increased 7.4% from $16.3 million in the prior year period. As a percent of total revenue, Adjusted EBITDA margin increased 100 basis points to 33.7% from 32.7%.

Balance Sheet and Cash Flow

The Company ended the year with $60.4 million in cash and cash equivalents, $6.5 million in restricted cash, $393.0 million in borrowings outstanding under its senior secured notes and no outstanding borrowings under its revolving credit facility. Net cash provided by operating activities totaled $10.7 million during the first quarter of fiscal 2024.

Fiscal 2024 Outlook(1)

The Company reiterates the following outlook for fiscal year 2024:

Fiscal 2024 Outlook
New Center Openings, Net	75 to 80
System-Wide Sales	$1,000 million to $1,025 million
Total Revenue	$225 million to $232 million
Same-Store Sales	2% to 5%
Adjusted Net Income(2)	$22 million to $25 million
Adjusted EBITDA(3)	$75 million to $80 million

(1) Fiscal 2022 and Fiscal 2023 each included a 53rd week in the fourth quarter. The Company estimates the 53rd week contribution to the top and bottom line is approximately equal to the contribution from an average fourth quarter week. The Company’s current outlook assumes no meaningful change in consumer behavior driven by inflationary pressures and no further impacts from incremental tightening in the labor market beyond what we see today.

(2) Adjusted net income outlook assumes an effective tax rate of approximately 25% for Fiscal 2024 computed by applying our estimated blended statutory tax rate and incorporating the effect of nondeductible and other rate impacting adjustments.

(3) Adjusted EBITDA outlook includes approximately $4 million of costs related to the Company’s investment in laser.

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Share Repurchase Program

On May 13, 2024, the Company approved a share repurchase program which authorized the Company to repurchase, from time to time, as market conditions warrant, up to $50 million of its shares of Class A Common Stock. The share repurchase program does not obligate the Company to repurchase any particular amount of common stock, and it could be modified, suspended or discontinued at any time. The timing and amount of repurchases will be determined by management at its discretion based on a variety of factors such as the market price of its common stock, corporate and legal requirements, general market and economic conditions, and compliance with the terms of agreements governing the Company’s outstanding indebtedness. Purchases of the Company’s common stock may be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, in privately negotiated transactions or by other means in accordance with federal securities laws.

Webcast and Conference Call Information

European Wax Center, Inc. will host a conference call to discuss first quarter fiscal 2024 results today, May 15, 2024, at 8:00 a.m. ET/7:00 a.m. CT. To access the conference call dial-in information, analysts should click here to register online at

Exhibit 99.1

least 15 minutes before the start of the call. All other participants are asked to access the earnings webcast via https://investors.waxcenter.com. A replay of the webcast will be available two hours after the call and archived on the same web page for one year.

About European Wax Center, Inc.

European Wax Center, Inc. (NASDAQ: EWCZ) is the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States. European Wax Center locations perform more than 23 million services per year, providing guests with an unparalleled, professional personal care experience administered by highly trained wax specialists within the privacy of clean, individual waxing suites. The Company continues to revolutionize the waxing industry with its innovative Comfort Wax® formulated with the highest quality ingredients to make waxing a more efficient and relatively painless experience, along with its collection of proprietary products to help enhance and extend waxing results. By leading with its values – We Care About Each Other, We Do the Right Thing, We Delight Our Guests, and We Have Fun While Being Awesome – the Company is proud to be Certified™ by Great Place to Work®. European Wax Center, Inc. was founded in 2004 and is headquartered in Plano, Texas. Its network, which now includes more than 1,000 centers in 45 states, generated sales of $955 million in fiscal 2023. For more information, including how to receive your first wax free, please visit: https://waxcenter.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to European Wax Center, Inc.’s strategy, outlook and growth prospects, its operational and financial outlook for fiscal 2024, its capital allocation strategy, including the share repurchase program, and its long-term targets and algorithm, including but not limited to statements under the heading “Fiscal 2024 Outlook” and statements by European Wax Center’s chief executive officer. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or, in each case, the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the operational and financial results of its franchisees; the ability of its franchisees to enter new markets, select appropriate sites for new centers or open new centers; the effectiveness of the Company’s marketing and advertising programs and the active participation of franchisees in enhancing the value of its brand; the failure of its franchisees to participate in and comply with its agreements, business model and policies; the Company’s and its franchisees’ ability to attract and retain guests; the effect of social media on the Company’s reputation; the Company’s ability to compete with other industry participants and respond to market trends and changes in consumer preferences; the effect of the Company’s planned growth on its management, employees, information systems and internal controls; the Company’s ability to retain of effectively respond to a loss of key executives; a significant failure, interruptions or security breach of the Company’s computer systems or information technology; the Company and its franchisees’ ability to attract, train, and retain talented wax specialists and managers; changes in the availability or cost of labor; the Company’s ability to retain its franchisees and to maintain the quality of existing franchisees; failure of the Company’s franchisees to implement business development plans; the ability of the Company’s limited key suppliers, including international suppliers, and distribution centers to deliver its products; changes in supply costs and decreases in the Company’s product sourcing revenue; the Company’s ability to adequately protect its intellectual property; the Company’s substantial indebtedness; the impact of paying some of the Company’s pre-IPO owners for certain tax benefits it may claim; changes in general economic and business conditions; the Company’s and its franchisees’ ability to comply with existing and future health, employment and other governmental regulations; complaints or litigation that may adversely affect the Company’s business and reputation; the seasonality of the Company’s business resulting in fluctuations in its results of operations; the impact of global crises on the Company’s operations and financial performance; the impact of inflation and rising interest rates on the Company’s business; the Company’s access to sources of liquidity and capital to finance its continued operations and growth strategy and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended January 6, 2024 filed with the

Exhibit 99.1

Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.waxcenter.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Adjusted net income. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our business.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include non-cash equity-based compensation expense, non-cash gains and losses on remeasurement of our tax receivable agreement liability, contractual cash interest on our tax receivable agreement liability, transaction costs and other one-time expenses.

We define Adjusted net income (loss) as net income (loss) adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include non-cash equity-based compensation expense, debt extinguishment costs, non-cash gains and losses on remeasurement of our tax receivable agreement liability, contractual cash interest on our tax receivable agreement liability, transaction costs and other one-time expenses. Please refer to the reconciliations of non-GAAP financial measures to their GAAP equivalents located at the end of this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted net income. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA and Adjusted net income (loss) to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

Glossary of Terms for Our Key Business Metrics

System-Wide Sales. System-wide sales represent sales from same day services, retail sales and cash collected from wax passes for all centers in our network, including both franchisee-owned and corporate-owned centers. While we do not record franchised system-wide sales as revenue, our royalty revenue is calculated based on a percentage of franchised system-wide sales, which are 6.0% of sales, net of retail product sales, as defined in the franchise agreement. This measure allows us to better assess changes in our royalty revenue, our overall center performance, the health of our brand and the strength of our market position relative to competitors. Our system-wide sales growth is driven by net new center openings as well as increases in same-store sales.

Same-Store Sales. Same-store sales reflect the change in year-over-year sales from services performed and retail sales for the same-store base. We define the same-store base to include those centers open for at least 52 full weeks. If a center is

Exhibit 99.1

closed for greater than six consecutive days, the center is deemed a closed center and is excluded from the calculation of same-store sales until it has been reopened for a continuous 52 full weeks. This measure highlights the performance of existing centers, while excluding the impact of new center openings and closures. We review same-store sales for corporate-owned centers as well as franchisee-owned centers. Same-store sales growth is driven by increases in the number of transactions and average transaction size.

Exhibit 99.1

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

(Unaudited)

	April 6, 2024	January 6, 2024
ASSETS
Current assets:
Cash and cash equivalents	$60,355	$52,735
Restricted cash	6,516	6,493
Accounts receivable, net	8,191	9,250
Inventory, net	22,314	20,767
Prepaid expenses and other current assets	5,469	6,252
Total current assets	102,845	95,497
Property and equipment, net	1,774	2,284
Operating lease right-of-use assets	4,138	4,012
Intangible assets, net	159,334	164,073
Goodwill	328,551	328,551
Deferred income taxes	137,307	138,215
Other non-current assets	2,912	3,094
Total assets	$736,861	$735,726
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$16,076	$17,966
Long-term debt, current portion	4,000	4,000
Tax receivable agreement liability, current portion	9,369	9,363
Deferred revenue, current portion	4,187	5,261
Operating lease liabilities, current portion	1,250	1,232
Total current liabilities	34,882	37,822
Long-term debt, net	372,290	372,000
Tax receivable agreement liability, net of current portion	197,596	197,273
Deferred revenue, net of current portion	6,473	6,615
Operating lease liabilities, net of current portion	3,253	3,158
Other long-term liabilities	2,246	2,246
Total liabilities	616,740	619,114
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.00001 par value, 100,000,000 shares authorized, none issued and outstanding as of April 6, 2024 and January 6, 2024, respectively)	—	—
Class A common stock ($0.00001 par value, 600,000,000 shares authorized, 51,391,532 and 51,261,001 shares issued and 48,607,512 and 48,476,981 shares outstanding as of April 6, 2024 and January 6, 2024, respectively)	—	—
Class B common stock ($0.00001 par value, 60,000,000 shares authorized, 12,219,589 and 12,278,876 shares issued and outstanding as of April 6, 2024 and January 6, 2024, respectively)	—	—
Treasury stock, at cost 2,784,020 shares of Class A common stock as of April 6, 2024 and January 6, 2024, respectively	(40,000)	(40,000)
Additional paid-in capital	233,819	232,848
Accumulated deficit	(106,685)	(109,506)
Total stockholders’ equity attributable to European Wax Center, Inc.	87,134	83,342
Noncontrolling interests	32,987	33,270
Total stockholders’ equity	120,121	116,612
Total liabilities and stockholders’ equity	$736,861	$735,726

Exhibit 99.1

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands)

(Unaudited)

	For the Thirteen Weeks Ended
	April 6, 2024	April 1, 2023
REVENUE
Product sales	$29,498	$27,842
Royalty fees	12,436	12,351
Marketing fees	7,096	6,902
Other revenue	2,844	2,797
Total revenue	51,874	49,892
OPERATING EXPENSES
Cost of revenue	13,524	14,457
Selling, general and administrative	13,466	17,263
Advertising	8,688	7,809
Depreciation and amortization	5,000	5,063
Gain on sale of center	(81)	—
Total operating expenses	40,597	44,592
Income from operations	11,277	5,300
Interest expense, net	6,336	6,862
Other income	(20)	—
Income (loss) before income taxes	4,961	(1,562)
Income tax expense (benefit)	1,232	(509)
NET INCOME (LOSS)	$3,729	$(1,053)
Less: net income (loss) attributable to noncontrolling interests	908	(545)
NET INCOME (LOSS) ATTRIBUTABLE TO EUROPEAN WAX CENTER, INC.	$2,821	$(508)

Exhibit 99.1

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	For the Thirteen Weeks Ended
	April 6, 2024	April 1, 2023
Cash flows from operating activities:
Net income (loss)	$3,729	$(1,053)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,000	5,063
Amortization of deferred financing costs	1,377	1,318
Provision for inventory obsolescence	(30)	—
Provision for bad debts	9	19
Deferred income taxes	1,145	(486)
Remeasurement of tax receivable agreement liability	(20)	—
Gain on sale of center	(81)	—
Equity compensation	1,382	5,931
Changes in assets and liabilities:
Accounts receivable	1,035	(639)
Inventory, net	(1,537)	(2,230)
Prepaid expenses and other assets	1,160	(1,391)
Accounts payable and accrued liabilities	(1,184)	(2,267)
Deferred revenue	(1,029)	(70)
Other long-term liabilities	(232)	(14)
Net cash provided by operating activities	10,724	4,181
Cash flows from investing activities:
Purchases of property and equipment	(30)	(358)
Cash received for sale of center	135	—
Net cash provided by (used in) investing activities	105	(358)
Cash flows from financing activities:
Principal payments on long-term debt	(1,000)	(1,000)
Distributions to EWC Ventures LLC members	(1,180)	(276)
Taxes on vested restricted stock units paid by withholding shares	(319)	(126)
Dividend equivalents to holders of EWC Ventures units	(687)	(735)
Net cash used in financing activities	(3,186)	(2,137)
Net increase in cash, cash equivalents and restricted cash	7,643	1,686
Cash, cash equivalents and restricted cash, beginning of period	59,228	50,794
Cash, cash equivalents and restricted cash, end of period	$66,871	$52,480
Supplemental cash flow information:
Cash paid for interest	$5,490	$5,560
Cash paid for income taxes	$40	$245
Non-cash investing activities:
Property purchases included in accounts payable and accrued liabilities	$—	$122
Right-of-use assets obtained in exchange for operating lease obligations	$592	$368

Exhibit 99.1

Reconciliation of GAAP net income to Adjusted net income:

	For the Thirteen Weeks Ended
	April 6, 2024	April 1, 2023
(in thousands)
Net income (loss)	$3,729	$(1,053)
Share-based compensation(1)	1,382	5,931
Remeasurement of tax receivable agreement liability (2)	(20)	—
Gain on sale of center (3)	(81)	—
Gain from legal judgment proceeds (4)	(80)	—
Tax effect of adjustments to net income (5)	(118)	(1,472)
Adjusted net income	$4,812	$3,406

(1) Represents non-cash equity-based compensation expense.
(2) Represents non-cash expense related to the remeasurement of our tax receivable agreement liability.

(3) Represents gain on the sale of a corporate-owned center.

(4) Represents the collection of cash proceeds from a legal judgment.

(5) Represents the income tax impact of non-GAAP adjustments computed by applying our estimated blended statutory tax rate to our share of the identified items and incorporating the effect of nondeductible and other rate impacting adjustments.

Reconciliation of GAAP net income to EBITDA and Adjusted EBITDA:

	For the Thirteen Weeks Ended
	April 6, 2024	April 1, 2023
(in thousands)
Net income (loss)	$3,729	$(1,053)
Interest expense, net	6,336	6,862
Income tax expense (benefit)	1,232	(509)
Depreciation and amortization	5,000	5,063
EBITDA	$16,297	$10,363
Share-based compensation(1)	1,382	5,931
Remeasurement of tax receivable agreement liability (2)	(20)	—
Gain on sale of center (3)	(81)	—
Gain from legal judgment proceeds (4)	(80)	—
Adjusted EBITDA	$17,498	$16,294
Adjusted EBITDA margin	33.7%	32.7%

(1) Represents non-cash equity-based compensation expense.
(2) Represents non-cash expense related to the remeasurement of our tax receivable agreement liability.

(3) Represents gain on the sale of a corporate-owned center.

(4) Represents the collection of cash proceeds from a legal judgment.

Investor Contact

European Wax Center, Inc.

Bethany Johns

IR@myewc.com

469-270-6888

Media Contact

Creative Media Marketing

Carolanne Coviello

Ewc@cmmpr.com

212-979-8884 ext 209